                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             ROSS Technology, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                                 [ROSS LOGO]
                        5316 HIGHWAY 290 WEST, SUITE 500
                              AUSTIN, TEXAS 78735

                                                                   July 19, 1996

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ROSS Technology, Inc., to be held at 10:00 a.m. on Tuesday, August 13, 1996, at the Omni Hotel, 700 San Jacinto Boulevard, Austin, Texas 78701.

     At the meeting, we will vote on the proposals described in the accompanying Notice and Proxy Statement. We will also report to you on the operations of the Company. You will have the opportunity to ask questions about the Company that may be of general interest to stockholders.

     The enclosed proxy statement contains important information concerning the Directors to be elected at the Annual Meeting. We hope you will take the time to study it carefully. Your vote is very important, regardless of how many shares you own. Even if you presently plan to attend our Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed postage prepaid envelope. If you do join us at the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.

     The other members of the Board of Directors and I look forward to seeing you at the meeting.

                                            Sincerely,

                                            /s/ ROGER D. ROSS

                                            Roger D. Ross
                                            Chairman of the Board, President
                                            and Chief Executive Officer

           PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD WHETHER
             OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                                 [ROSS LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 13, 1996

TO THE STOCKHOLDERS OF ROSS TECHNOLOGY, INC.:

     The 1996 Annual Meeting of Stockholders of ROSS Technology, Inc., a Delaware corporation (the "Company"), will be held at the Omni Hotel, 700 San Jacinto Boulevard, Austin, Texas 78701 on Tuesday, August 13, 1996, at 10:00 a.m., local time, for the following purposes:

          1. To elect a board of eight Directors for the Company to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

          2. To approve the restatement of the Company's 1995 Qualified Employee Stock Purchase Plan.

          3. To consider and transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof (the "Annual Meeting").

     Only stockholders of record on the books of the Company as of the close of business on July 12, 1996 will be entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, 5316 Highway 290 West, Suite 500, Austin, Texas 78735, for ten days prior to the Annual Meeting.

              PLEASE READ THE ENCLOSED PROXY STATEMENT CAREFULLY.

     It is important that your shares be represented at the Annual Meeting. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF ADDRESSED, POSTAGE PREPAID ENVELOPE. If you later find that you can be present or desire to revoke your proxy for any reason, you may do so at any time before the voting at the Annual Meeting.

                                            By Order of the Board of Directors
                                            of the Company

                                            /s/ DAVID A. ZELENIAK
                                            David A. Zeleniak

                                            Secretary

July 19, 1996
Austin, Texas

                             ROSS TECHNOLOGY, INC.
                        5316 HIGHWAY 290 WEST, SUITE 500
                              AUSTIN, TEXAS 78735

                          PROXY STATEMENT RELATING TO

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 13, 1996

                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of ROSS Technology, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the Omni Hotel, 700 San Jacinto Boulevard, Austin, Texas 78701, on Tuesday, August 13, 1996, beginning at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting"), pursuant to the accompanying Notice of Annual Meeting. The stockholders of the Company will consider (i) the election of eight Directors for the Company who would serve for the coming year, (ii) the restatement of the Company's 1995 Qualified Employee Stock Purchase Plan, and (iii) any other business that properly comes before the Annual Meeting.

                             ---------------------

     This Proxy Statement is dated July 19, 1996 and, together with the form of proxy, shall first be mailed to the Company's stockholders on or about July 22, 1996.

                           VOTING RIGHTS AND PROXIES

RECORD DATE; OUTSTANDING SECURITIES

     Only common stockholders of record on the books of the Company as of the close of business on July 12, 1996 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On that date, the Company had 23,386,604 shares of common stock (the "Common Stock") issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting on each matter to be voted on.

QUORUM

     The holders of a majority of the outstanding shares entitled to vote at the Annual Meeting, present in person or represented by proxy (including abstentions and broker non-votes), constitute a quorum for the transaction of business at the Annual Meeting.

PROXIES AND SOLICITATION OF PROXIES

     Your proxy may be revoked by you at any time prior to its use by (i) filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person. Subject to such revocation, all shares represented by valid proxies will be voted at the Annual Meeting in accordance with the specifications on such proxies. If no specifications are given by the stockholder executing the proxy card, valid proxies will be voted to elect the persons nominated for election to the Board of Directors of the Company listed on the proxy card, to approve the restatement of the Company's 1995 Qualified Employee Stock Purchase Plan, and in the discretion of the appointed proxies upon such other matters as may properly come before the Annual Meeting. The Company is not aware of any other matters to be considered at the Annual Meeting. Under the Company's By-Laws, stockholders may not present proposals for action, or nominate Directors, at the Annual Meeting unless written notice thereof, containing the information required by such By-Laws, was delivered to the Secretary of the Company no later than June 23, 1996. No such proposals or nominations were received by such date.

     Proxies may be solicited by mail, personal interview, telephone and telecopy by Directors, officers and employees of the Company on a part-time basis and for no additional compensation. The entire cost of soliciting proxies under this Proxy Statement will be borne by the Company and will include amounts paid in reimbursement to banks, brokerage firms and others for their expenses in forwarding soliciting material.

     If you have any questions or need further assistance in voting your shares, please call Jon Dorton of the Company at (512) 436-2507.

                             ELECTION OF DIRECTORS

                           (ITEM NO. 1 ON PROXY CARD)

     At the Company's Annual Meeting, common stockholders will be asked to vote on the election of eight Directors who will constitute the full Board of Directors of the Company (the "Board"). The eight nominees receiving the highest number of votes from holders of shares of the Common Stock of the Company represented and voting at the Annual Meeting will be elected to the Board of Directors of the Company. Unless a nominee other than the nominees listed below is properly nominated, abstentions and broker non-votes will not have an effect on the election of the nominees listed below. Each Director so elected will hold office until the next annual meeting and until his successor is elected and qualified.

GENERAL

     Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. Although it is not contemplated that any nominee named below will decline or be unable to serve as a Director, in the event any nominee declines or is unable to serve as a Director, the proxies will be voted by the proxy holders as directed by the Board of Directors.

     There are no family relationships between any Director, nominee or executive officer and any other Director, nominee or executive officer of the Company. Except as described in this Proxy Statement, there are no arrangements or understandings between any Director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a Director and/or executive officer of the Company.

INFORMATION REGARDING THE NOMINEES FOR THE BOARD OF DIRECTORS OF THE COMPANY

     The following is a list of and certain biographical information for the persons nominated by the Board of Directors of the Company for election as Directors of the Company. All of the nominees are currently Directors of the Company. Directors' ages are as of July 1, 1996.

     MR. ROGER D. ROSS, 50, is one of the founders of the Company and has served as its chief executive officer and a Director since the Company's inception in 1988. Prior to founding the Company, Mr. Ross spent five years at Motorola, Inc., where, among other things, he served as General Manager for the Advanced Microprocessor Operation and led the design team for the Motorola 88000 RISC microprocessor program. Mr. Ross also spent nine years at NCR Corporation where he held various positions including that of Engineering Director for the NCR 7000 Fault Tolerant Computer System. Mr. Ross holds a B.S. in Abstract Mathematics, cum laude, from Ohio University and has more than 20 years of experience in the computer and microprocessor industry.

     MR. RYUSUKE HOSHIKAWA, 53, has served as a Director of the Company since 1993. He joined Fujitsu Limited ("Fujitsu") in 1968 and is presently a Director of Fujitsu and the Group Senior Vice President of Fujitsu's Logic LSI Group. Prior to holding that position, Mr. Hoshikawa held various engineering and management positions with Fujitsu including that of General Manager of its Logic LSI Design Division and Manager of the IC Design Group. Mr. Hoshikawa graduated from Hokkaido University with a Masters degree in Electronics.

     MR. FRED T. MAY, 59, has served as a Director of the Company since 1991 (except for the period from July 1993, when Fujitsu acquired the Company, to December 1993), and served as Secretary of the Board from February 1994 until October 1995. He retired from IBM in 1987 after serving 26 years in various positions including Vice President of Engineering and Vice President of Product Development for the Office Products Division, Development Laboratory Director in Austin, Texas, and Development Engineering Manager for Advanced IBM Workstations. Mr. May was on the staff of the Electrical and Computer Engineering Department of the University of Texas at Austin from 1987 until 1993. Mr. May holds a B.S. in Electrical Engineering from the University of Kentucky and a M.S. in Electrical Engineering from the University of Tennessee, and has over 30 years of experience in the computer industry. He has been self-employed as a management consultant since 1987.

     MR. WILLIAM J. RADUCHEL, 50, has served as a Director of the Company since January 1996. He has been an officer of Sun Microsystems, Inc. since 1988 and a corporate executive officer since 1989. His current positions are Vice President of Corporate Planning and Development and Chief Information Officer. He also serves as an independent general partner of Technology Funding Venture Partners IV, a venture capital fund. He has previously worked at Xerox Corporation, McGraw Hill, Inc., Data Resources, Inc., the Institute for Defense Analyses and Harvard University.

     MR. MASAHIRO SAIDA, 51, has served as a Director of the Company since 1993. He joined Fujitsu in 1967 and is presently the Deputy Group Manager of Fujitsu's Computer Systems Group. Prior to holding that position, Mr. Saida held various engineering and management positions with Fujitsu including that of Manager of Workstation Development and General Manager of its Open Systems Division. Mr. Saida graduated from Kyoto University with a degree in Electronics.

     MR. YASUSHI TAJIRI, 50, has served as a Director of the Company since 1993. He joined Fujitsu in 1970 and is presently the General Manager of Fujitsu's Business Development Division, International Computer Business Group. Prior to holding that position, Mr. Tajiri held various management positions with Fujitsu including that of Manager of its Information Systems Division, International Operations Group, and Manager of its Business Development Department II, International Operations Group. Mr. Tajiri graduated from Otaru Business College with a degree in Commerce.

     MR. EDWARD F. THOMPSON, 58, has served as a Director of the Company since 1995. He also serves as a Senior Advisor to Fujitsu and acts as an independent board member for or advisor to various other Fujitsu subsidiaries. From 1976 to 1994, Mr. Thompson was employed by Amdahl Corporation (a manufacturer of mainframe computers, approximately 45% of the stock of which is owned by Fujitsu) in Sunnyvale, California, where he held various management positions including Chief Financial Officer and Corporate Secretary, as well as Chairman of the Board of its subsidiary, Amdahl Capital Corporation. Mr. Thompson presently serves on the Boards of Directors of HAL Computer Systems and Fujitsu Computer Products of America, each of which is a subsidiary of Fujitsu. He also serves on the Boards of Directors of Systems Integrators Incorporated (where he chairs the Finance and Audit Committee) and AHI Healthcare Systems, Inc. (where he chairs the Finance and Audit Committee), which companies are not affiliated with Fujitsu. Mr. Thompson has over 30 years of experience in the computer and high technology fields. Mr. Thompson holds a B.S. in Aeronautical and Astronautical Engineering from the University of Illinois and an M.B.A. from Santa Clara University.

     MR. SEIICHI YOSHIKAWA, 50, has served as a Director of the Company since January 1996. Since 1969, Mr. Yoshikawa has served in a number of positions with Fujitsu, including, since 1995, as Group Senior Vice President of Fujitsu's Legal and Industry Relations Group. Mr. Yoshikawa graduated from Tokyo University with a degree in law.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

                  CERTAIN INFORMATION CONCERNING THE BOARD OF
                          DIRECTORS AND ITS COMMITTEES

     There are currently four committees of the Board, each of which was established on September 12, 1995. These committees meet both formally and informally and the members of the Committees speak frequently with each other. The Executive Committee currently consists of Messrs. Tajiri (its Chairman), May, Ross, Saida and Thompson. The Executive Committee has all the powers of the full Board, except that it is not authorized (i) to amend the Certificate of Incorporation or Bylaws of the Company, (ii) to adopt an agreement of merger or consolidation pursuant to Section 251 or 252 of the Delaware General Corporation Law or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, (iii) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, (iv) to recommend to the stockholders a dissolution of the Company or (v) to declare a dividend or authorize the issuance of stock, in each case except as may be reasonably necessary to implement any decision of the full Board or to act on any matters previously considered and approved by the full Board (with such technical changes and corrections as the Executive Committee deems appropriate). The Executive Committee had one formal meeting in the fiscal year ended April 1, 1996 ("Fiscal 1996").

     The Finance and Audit Committee currently consists of Messrs. Thompson (its Chairman), May and Tajiri. The Finance and Audit Committee recommends to the Board for its approval a certified public accounting firm to conduct the Company's annual audit. The Finance and Audit Committee will also (i) confer from time to time with the Company's certified public accountants regarding their audit work and the details thereof, (ii) review management letters of the Company's certified public accounting firm, (iii) meet and consult with the Company's executive and financial officers to discuss accounting policies, internal controls and procedures and implement recommendations of the Board relating to financial matters, (iv) review staffing of the Company's accounting and financial departments and make recommendations to the Board relating to these departments, (v) review the Company's budgets and long range financial planning, (vi) review, evaluate and report to the Board with respect to operating plans and budgets proposed from time to time by management, (vii) report to the Board regarding contracts, arrangements and commitments materially affecting the finances of the Company, (viii) report to the Board regarding significant economic and fiscal data which may produce an impact upon the Company's operating results or financial condition or may affect decisions to be made by the Board, and (ix) provide assistance and recommendations to the Board with respect to the general financial needs, policies and practices of the Company. The Finance and Audit Committee had one formal meeting in Fiscal 1996.

     The Human Resources Committee currently consists of Messrs. May (its Chairman), Tajiri and Thompson. The Human Resources Committee has full power and authority to (i) consider and approve all matters with respect to executive officer and employee compensation, and management development and succession,
(ii) assist with the administration of the Company's compensation plans, including the making of recommendations to the Board with respect to the establishment of such plans and the terms and provisions thereof, (iii) make recommendations to the Board with respect to the annual salaries and other compensation of the officers of the Company, (iv) provide assistance and recommendations to the Board with respect to the compensation policies and practices of the Company, and (v) provide assistance and recommendations to the Board with respect to policies and practices regarding executive performance measurement, management effectiveness and employee incentives. The Human Resources Committee had two formal meetings in Fiscal 1996.

     The Stock Option Committee currently consists of Messrs. May (its Chairman) and Tajiri. The Stock Option Committee considers and reviews all matters with respect to the grant and issuance of options and restricted stock purchase rights to purchase shares of Common Stock pursuant to, and administers, the Stock Option and Restricted Stock Purchase Plan 2.0 and the 1995 Qualified Employee Stock Purchase Plan. The Stock Option Committee had one formal meeting in Fiscal 1996.

     An ad hoc Independent Committee (the "Independent Committee"), consisting of Messrs. May and Ross, was established in 1996 in connection with the transfer by the Company of its ROSS Computer Corp. subsidiary ("RCC") to Fujitsu. The Independent Committee had three formal meetings in Fiscal 1996. The Independent Committee was disbanded following consummation of the transfer of RCC.

     New committees may be added, existing committees may be disbanded, and the composition of any committee may be modified at any time in the discretion of the Board.

     During Fiscal 1996, the Board of Directors held seven regularly scheduled and special meetings and acted by unanimous written consent on one occasion. Except for Mr. Hoshikawa and Mr. Satoshi Imokawa, a current Director of the Company who is not standing for re-election at the Annual Meeting, each incumbent Director attended at least 75% of (i) the seven formal meetings of the Board of Directors and (ii) the total number of formal meetings of the committees on which he served (during the periods that he served).

     The members of the Board of Directors who are employed by Fujitsu or by the Company receive no separate remuneration for acting as Directors of the Company. Mr. May has in the past received payments for his attendance at Board meetings and for certain services rendered to the Company. Excluding travel expense reimbursements, Mr. May received approximately $22,950, $57,300 and $59,500 for rendering various services to the Company, including directorial services, for the fiscal years ended April 4, 1994 and April 3, 1995 ("Fiscal 1995") and Fiscal 1996, respectively. Mr. Thompson has in the past been compensated directly by Fujitsu for serving on the boards of various Fujitsu affiliates including the Company. However, effective upon the Company's initial public offering of its Common Stock on November 7, 1995, the Board implemented a policy pursuant to which Messrs. May and Thompson and all other Directors who are not employees of the Company or of any 5% stockholder of the Company will be paid an annual fee of $10,000 per year for service on the Board of Directors, plus $10,000 per year for each committee on which such Director also serves. Each such Director will also be paid $1,500 per day for in-person attendance at Board and committee meetings and $500 per day for telephonic attendance at such meetings. Under the current policy, a Director's aggregate compensation (excluding reimbursement of expenses) for service as a Director for any calendar year may not exceed $50,000. The Board has the authority to revise this fee structure in its discretion. All Directors are entitled to receive reimbursement for expenses incurred in connection with service on the Board or Board committees. In addition, all Directors are eligible to participate in, and (other than Mr. Raduchel) have received option grants under, the stock option plan described below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the formation of the Human Resources Committee on September 12, 1995, the full Board of Directors, of which Mr. Ross and Mr. May were both members, made all determinations with respect to compensation of the Company's employees and executive officers. As disclosed elsewhere herein, Mr. Ross was an executive officer and Mr. May was an employee of the Company and received compensation therefor. However, effective upon the Company's initial public offering of its Common Stock on November 7, 1995, Mr. May was no longer employed by the Company, although he remains a member of the Company's Board of Directors. The Human Resources Committee consists of Messrs. May, Tajiri and Thompson.

                       EXECUTIVE OFFICERS OF THE COMPANY

     Each of the executive officers of the Company holds office at the pleasure of the Board of Directors, subject to any rights he may have under any employment contract. The current executive officers of the Company are as follows:

                      NAME                                     POSITION
    -----------------------------------------  -----------------------------------------
    Roger D. Ross                              Chairman of the Board, President and
                                               Chief Executive Officer
    David A. Zeleniak                          Chief Financial Officer and Secretary
    Mitchell K. Alsup                          Chief Architect
    Matthew R. Gutierrez                       Vice President of Marketing
    Glen C. Iaggi                              Vice President of Manufacturing
    Joe D. Jones                               Vice President of Operations
    Trevor S. Smith                            Vice President of Design
    Carter L. Godwin                           Chief Accounting Officer and Corporate
                                               Controller

     Background information for Mr. Ross is provided above. See "Election of Directors".

     MR. ZELENIAK, 38, joined the Company in 1994 as its Chief Financial Officer. From 1990 until joining the Company, Mr. Zeleniak was the Chief Financial Officer and a co-owner of American Innovations, Inc., a privately-held company specializing in the design, manufacture and sales of automatic meter reading technology to electric utilities. From 1983 to 1990, Mr. Zeleniak worked at Motorola, where he served in various positions including that of Manager of Financial Analysis. Mr. Zeleniak also served three years with Intel Corporation as a financial analyst. Mr. Zeleniak holds a B.B.A. in Finance and Economics from Penn State University and an M.B.A. from the University of Cincinnati and has more than 15 years of experience in the computer and microprocessor industry.

     MR. ALSUP, 43, the Company's Chief Architect, joined the Company in 1991 and since that time has been responsible for architectural development of the latest generation of hyperSPARCTM microprocessors and other microprocessor products. Prior to joining the Company, Mr. Alsup spent 10 years at Motorola, Inc., where he acted as, among other things, the principal designer of Motorola's 88000 line of microprocessors. Mr. Alsup spent three years at NCR where he acted as a project leader. Mr. Alsup graduated from Carnegie-Mellon University in 1975 with a B.S. in Electrical Engineering.

     MR. GUTIERREZ, 32, joined the Company in 1989 as an applications engineer and has since held various other positions with the Company including Applications Engineering Manager, Manager of Product Marketing, Director of Product Marketing, and since January 1996, Vice President of Marketing. Prior to joining the Company, Mr. Gutierrez served five years with General Motors Corporation where he held various engineering and test positions. Mr. Gutierrez holds a B.S. in Electrical Engineering from GMI Engineering and Management Institute and an M.S. in Electrical Engineering from the University of Texas at Austin.

     MR. IAGGI, 47, joined the Company in 1989 and currently serves as Vice President of Manufacturing. Prior to joining the Company, Mr. Iaggi spent 18 years with Motorola's Microprocessor Group where he held various engineering and management positions including Production Control Manager of the Microprocessors Division and Senior Operations Manager in charge of manufacturing. Mr. Iaggi holds a B.S. in Data Processing and Statistics from Arizona State University and has approximately 23 years of production control and manufacturing experience in the high technology industry.

     MR. JONES, 38, joined the Company in 1991 as the Director of Quality Assurance, in 1993 assumed the position of Vice President of hyperSPARC Operations and in December 1995 became Vice President of Operations. Mr. Jones performs production control, outside manufacturing management and customer quality engineering functions for the Company. Prior to joining the Company, Mr. Jones served as Quality Assurance Manager with Cypress Semiconductor (a producer of semiconductor electronic devices) for five years, and in addition spent four years with Advanced Micro Devices in various engineering and management positions. Mr. Jones holds a B.S. in Chemical Engineering from the University of Texas at Austin and has approximately 14 years of experience in the semiconductor industry.

     MR. SMITH, 43, is one of the founders of the Company and has served as its Vice President of Design since its inception in 1988. Prior to founding the Company, he spent three years with Motorola, serving as, among other things, manager of MPU standard cell cores and cell library development, and three years at ICL Limited, a European computer design and manufacturing company where he served as manager of CPU development for Emitter Coupled Logic (a high speed bipolar transistor-based technology) and CMOS mainframe CPUs. Mr. Smith holds a B.Sc. in Physics and Electronic Engineering from the University of Manchester, England, and has over 18 years of experience in the computer and microprocessor industry.

     MR. GODWIN, 30, joined the Company in 1992 as a financial analyst and has since held various other positions with the Company including Accounting Manager and his current position of Chief Accounting Officer and Corporate Controller. From 1988 to 1991, Mr. Godwin worked as a staff accountant for Price Waterhouse LLP. Mr. Godwin received his B.B.A. in Accounting from the University of Texas at Austin.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation earned by the Company's President and the six other most highly compensated executive officers of the Company whose annual salaries and bonuses exceeded $100,000 in total during Fiscal 1996 (collectively, the "Named Officers") for services rendered in all capacities to the Company and its subsidiaries for that and the previous fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                           ANNUAL          ------------
                                                       COMPENSATION(1)      SECURITIES
                                                     -------------------    UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION       FISCAL YEAR    SALARY    BONUS(2)    OPTIONS(#)    COMPENSATION(3)
- -------------------------------------- -----------   --------   --------   ------------   ---------------
Roger D. Ross(4)......................     1996      $264,706   $299,960      177,778        $ 109,556(5)
  Chairman, President and CEO.........     1995       248,550     99,606           --            4,497
Mitchell K. Alsup(4)..................     1996       205,196    235,319       35,556               --
  Chief Architect.....................     1995       189,928     76,519           --               --
Trevor S. Smith(4)....................     1996       196,630    237,690       44,444            4,620
  Vice President of Design............     1995       184,275     72,981           --            4,238
John T. Horner(4).....................     1996       147,835    170,448       44,444           91,020(6)
  Vice President of Product
     Engineering......................     1995       136,884     54,941           --            3,058
Glen C. Iaggi.........................     1996       115,988     45,947        8,889            4,620
  Vice President of Manufacturing.....     1995       110,465     14,546           --            4,497
Joe D. Jones..........................     1996       105,748     43,873        8,889            4,231
  Vice President of Operations........     1995       101,511     13,326           --            4,466
Michael E. Beals(7)...................     1996        72,113    132,663(8)      4,444           1,116
  Vice President of Worldwide Sales...     1995        47,115     59,603(8)         --              --

- ---------------

(1) Certain of the Named Officers received personal benefits in addition to salary and cash bonuses. However, the aggregate amount of such personal benefits for any Named Officer did not exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus reported for such Named Officer.

(2) Except as otherwise noted, reflects (a) for Fiscal 1995, payment of bonuses earned through June 30, 1994, but paid in Fiscal 1995, and (b) for Fiscal 1996, payment of bonuses earned through June 30, 1995, but paid in Fiscal 1996.

(3) Consists of matching contributions by the Company under its 401(k) Plan and Trust, except as otherwise noted.

(4) Messrs. Ross, Alsup, Smith and Horner received the above-described compensation pursuant to employment agreements with the Company, which expired in accordance with their terms on June 30, 1996. In February 1996, Mr. Horner became general manager of the Company's ROSS Microcomputer division. Mr. Horner resigned from the Company effective June 30, 1996. Messrs. Ross, Alsup and Smith continue to be employed by the Company. See "-- Employment Agreements."

(5) Includes $104,936 relating to the purchase of an automobile by the Company for Mr. Ross's use pursuant to the terms of his employment agreement (including a tax "gross up" payment to Mr. Ross with respect to the taxes incurred by him as the result of such purchase).

(6) Includes $86,400 relating to the purchase of an automobile by the Company for Mr. Horner's use pursuant to the terms of his employment agreement (including a tax "gross up" payment to Mr. Horner with respect to the taxes incurred by him as the result of such purchase).

(7) Mr. Beals resigned from the Company on June 25, 1996.

(8) Consists of sales bonuses received in Fiscal 1996 and Fiscal 1995, respectively.

OPTION GRANTS DURING FISCAL 1996

     The following table lists the stock options granted to the Named Officers during Fiscal 1996:

                                                                                      POTENTIAL REALIZABLE
                                            INDIVIDUAL GRANTS                               VALUE AT
                           ----------------------------------------------------          ASSUMED ANNUAL
                           NUMBER OF      % OF TOTAL                                     RATES OF STOCK
                           SECURITIES      OPTIONS                                     PRICE APPRECIATION
                           UNDERLYING     GRANTED TO     EXERCISE                      FOR OPTION TERM(A)
                            OPTIONS       EMPLOYEES      PRICE PER   EXPIRATION   -----------------------------
           NAME             GRANTED     IN FISCAL YEAR     SHARE        DATE      0%        5%          10%
- -------------------------------------   --------------   ---------   ----------   ---   ----------   ----------
Roger D. Ross..............   177,778        24.2%        $ 12.00     9/12/2005   $ 0   $1,341,644   $3,399,988
Mitchell K. Alsup..........    35,556         4.7%          12.00     9/12/2005     0      268,332      680,005
Trevor S. Smith............    44,444         5.9%          12.00     9/12/2005     0      335,407      849,987
John T. Horner.............    44,444         5.9%          12.00     9/12/2005     0      335,407      849,987
Glen C. Iaggi..............     8,889         1.2%          12.00     9/12/2005     0       67,083      170,001
Joe D. Jones...............     8,889         1.2%          12.00     9/12/2005     0       67,083      170,001
Michael E. Beals...........     4,444         0.6%          12.00     9/12/2005     0       33,538       84,991

- ---------------

(a) The amounts shown are not the values of the options on the dates they were granted. Instead, these are hypothetical future values based on the difference between the option exercise price and the assumed future Common Stock price at the end of the 10-year term of the options using hypothetical rates of growth of 0%, 5% and 10%, respectively. There can be no assurance that the growth rates specified in the table will be achieved.

     Options granted to the Named Officers in Fiscal 1996 vest starting December 31, 1995 with 1/48 of the shares covered thereby vesting at that time, and with an additional 1/48 of the option shares vesting on the last day of each successive month, and may be exercised as to the vested portion beginning six months after the grant date. In addition, all of the options will vest in connection with a "change of control", which will be deemed to have occurred if
(a) there is a change in the identity of more than half of the members of the Board (excluding redesignation by Fujitsu and/or Sun or any of their respective designees) over any six month period or (b) the Company within a 12-month period ceases to own more than one half of its gross assets (measured at the commencement of such period) by virtue of one or more bulk transfers of its assets. The options expire 10 years from the date of grant, six months after termination of employment, or eighteen months after termination of employment due to the death or permanent disability of the optionee. Each of the options was granted under the Stock Option and Restricted Stock Purchase Plan 2.0 with an exercise price equal to $12.00 per share (which was less than the closing price of the Company's Common Stock on the NASDAQ National Market System on April 1, 1996, the last day of Fiscal 1996).

AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL 1996 YEAR-END OPTION
VALUES

     The following table sets forth information with respect to the exercise of stock options during Fiscal 1996 and the fiscal year-end value of unexercised in-the-money stock options held by the Named Officers as of April 1, 1996:

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                              SHARES                      UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                             ACQUIRED        VALUE           FISCAL YEAR END:          FISCAL YEAR ENDED($)(2):
                            ON EXERCISE    REALIZED     ---------------------------   ---------------------------
            NAME                (#)         ($)(1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ---------------------------------------   -----------   -----------   -------------   -----------   -------------
Roger D. Ross...............   1,600,000  $17,957,334      14,815        162,963      $         0        $ 0
Mitchell K. Alsup...........     320,000    4,468,800       2,963         32,593                0          0
Trevor S. Smith.............     400,000    4,295,440       3,704         40,741                0          0
John T. Horner..............     166,667    1,074,159     237,037         40,741        2,500,163          0
Glen C. Iaggi...............      80,000      890,557         741          8,148                0          0
Joe D. Jones................      80,000    1,017,200         741          8,148                0          0
Michael E. Beals............      40,000      598,601         370          4,074                0          0

- ---------------

(1) Values realized on exercises during the period prior to the Company's initial public offering have been computed using the exercise price of new options granted by the Company during the month of exercise. Values realized on exercises after the date of the Company's initial public offering have been computed using the closing price of the Company's Common Stock on the NASDAQ National Market System on the date of exercise.

(2) Calculated by determining the difference between the closing price on the NASDAQ National Market System of the shares of Common Stock underlying the options at April 1, 1996 ($10.75) and the exercise price of the option.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements, effective June 1993, with Roger Ross, Mitchell Alsup, Trevor Smith and John Horner, which agreements expired in accordance with their respective terms on June 30, 1996. During the term of their respective agreements, Mr. Ross served as the Company's President and as the Chairman of the Company's Board of Directors, Mr. Alsup served as the Company's Chief Architect, Mr. Smith served as the Company's Vice President of Design and Mr. Horner served as the Company's Vice President of Product Engineering and later as general manager of the Company's ROSS Microcomputer division. Under their respective employment agreements, as of the end of Fiscal 1996, Messrs. Ross, Alsup, Smith and Horner were entitled to receive base salaries of $264,706, $205,196, $196,630 and $147,835 per year, respectively, each payable in bi-weekly installments. In addition, these agreements entitled Messrs. Ross, Alsup, Smith and Horner to certain life, health, dental insurance and other benefits, and to receive each year a minimum annual incentive bonus, which for the twelve months ending June 30, 1996 was equal to 100% of their then respective base salaries.

     Following the expiration of each of the above-listed employment agreements, each of the officers named (other than Mr. Horner) has continued to be employed by the Company in his current position without an employment contract. The Company is currently negotiating new employment agreements with each of these executive officers, each of which agreements is expected to be retroactive to July 1, 1996.

STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN 2.0

     On August 18, 1994, the Company's Board of Directors approved and implemented the Company's Stock Option and Restricted Stock Purchase Plan 2.0 (the "Option Plan"), which was amended and restated by the Board on September 12, 1995. The Option Plan was approved by Fujitsu, as the Company's majority stockholder, on November 14, 1994 and again on October 30, 1995. Under the Option Plan, a maximum of 5,575,000 shares of Common Stock may be issued pursuant to the exercise of options which have been or may be granted under the Option Plan. The Option Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify for preferential tax treatment under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options ("NSOs") that do not qualify for such treatment. All officers and other selected employees, Directors, consultants and advisors of the Company or its subsidiaries are eligible for the grant of NSOs. Only employees are eligible for the grant of ISOs.

     Under the Option Plan, the Company may in its discretion grant to eligible participants (in lieu of options) rights to purchase shares of restricted Common Stock. Such shares would be purchased pursuant to restricted stock purchase agreements that grant the Company certain rights to repurchase the restricted shares at their original issue price in the event that the participant's employment or other qualifying relationship with the Company is terminated prior to certain predetermined vesting dates.

     The Option Plan also provides for the automatic grant of NSOs to Directors who are not substantially full-time employees of the Company, including any Director who is an employee or designee of any stockholder if such stockholder permits the Director to hold the options as his or her personal property (a "Qualifying Director"). Commencing September 1995, each person who thereafter becomes a Qualifying Director will initially be granted on the date he or she first becomes a Qualifying Director, unless he or she otherwise received Company options within one year prior to such date, an NSO to purchase 10,000 shares of Common Stock, which NSO shall vest ratably each month over four years and shall have a term of ten years from the grant date. In addition, on each August 31 thereafter, each Qualifying Director shall receive another NSO to purchase an additional 2,000 shares of Common Stock, which will vest ratably each month during the 37th through 48th months following the grant date. All such NSOs must have an exercise price not less than the per share fair market value on the date of grant, and commencing September 1995, no Qualifying Director is eligible to receive additional grants under the Option Plan.

     The Option Plan is administered by the Stock Option Committee, which has authority to construe and interpret the Option Plan, to define the terms used therein, to prescribe, amend and rescind rules and regulations relating to the Option Plan, to determine the individuals to whom and the time or times at which options shall be granted, whether any option will be ISO or NSO, the number of shares to be subject to each option or restricted stock purchase rights, the option price or restricted stock purchase price, the number of installments, if any, in which each option or restricted stock purchase right may be exercised, the circumstances under which such exercisability may be accelerated, the duration of each option, and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Option Plan. The Stock Option Committee also has the authority to amend the terms of any outstanding option or shares of restricted stock (with the consent of the option holder or stockholder or as otherwise provided in the Option Plan or the individual option or restricted stock purchase agreement) and to make all other determinations necessary or advisable for the administration of the Option Plan. Effective November 7, 1995, the Stock Option Committee must be comprised of Directors of the Company who are disinterested within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Prior to the establishment of the Stock Option Committee, the Option Plan was administered by the entire Board of Directors.

     The purchase price for shares subject to any ISO granted under the Option Plan shall not be less than 100% of the fair market value (as defined in the Option Plan) of the shares of Common Stock on the date such option is granted. Any NSO (excluding formula grants to non-employee Directors) or restricted stock purchase right may provide for the purchase of shares of Common Stock at less than fair market value, which would result in compensation expense to the Company equal to the difference, on the date of grant of such NSO or purchase right, between the fair market value of the Common Stock and the purchase price. Any compensation expense is recognized ratably over the vesting period of the option. In August 1995, the Company granted to each of five Directors options to purchase 10,000 shares of Common Stock at an exercise price of $4.80 per share. As a result, the Company will recognize a compensation expense for each month from August 1995 through July 1999 at the rate of $1,500 per month for each such Director, so long as such Director continues to serve on the Board. The purchase price may be paid in the form of cash, check, exchange of shares of Common Stock, or a five year, full recourse promissory note from the option holder or restricted stock purchaser, as the case may be. The purchase price payable upon exercise of any option may also be paid through a so-called "cashless exercise."

     No option shall be exercisable after the earliest of the following: the expiration of the option period as determined by the committee upon the grant thereof (which in no event shall exceed ten years from the date of grant or, in the case of ISOs held by any 10% stockholder, five years from the date of grant); in the case of ISOs, six months after the date on which the optionee's employment with the Company or its subsidiaries terminates (eighteen months in the event of termination resulting from death or permanent disability); or, in the case of NSOs, the expiration of such period following the termination of the optionee's employment or other relationship with the Company or its subsidiaries, as may be specified in the applicable option agreement.

     A total of 5,575,000 shares of Common Stock has been reserved for issuance under the Option Plan. As of July 1, 1996, the Company had granted options to purchase an aggregate of 5,200,776 shares, net of cancellations, at a weighted average exercise price of $1.60 per share. Of these 5,200,776 shares, 3,033,751 shares have been purchased by, or are subject to options held by, executive officers or Directors of the Company. As of July 1, 1996, a total of 4,221,114 shares had been purchased upon exercise of a portion of such options. As of June 30, 1996, NSOs to purchase a total of 100,000 shares have been granted to Directors, which generally vest ratably each month over a four-year period commencing on the grant date. Options granted through July 1, 1996 to employees at the commencement of their employment (covering an aggregate of 4,623,504 shares, including the 4,221,114 shares previously purchased) pursuant to the Option Plan generally vest 40% on a date 18 to 24 months following the date of grant, with the remaining 60% vesting ratably over the 36 months following such initial vesting date. However, all options granted prior to August 1995 to persons employed by the Company on or before June 28, 1993 became fully vested upon the consummation of the Company's initial public offering of its Common Stock. Further, all options granted prior to August 1995 to persons who became employees of the Company after June 28, 1993 but before January 1, 1995 became fully vested upon such consummation, which constituted "a change of control" (as defined). As a result, options granted under the Option Plan to purchase a total of 2,985,123 shares vested in full upon consummation of such initial public offering. With respect to all options granted prior to August 1995 to employees hired on or after January 1, 1995, such acceleration of vesting will only occur if (a) there is a sale of all or substantially all of the Company's assets, (b) Fujitsu ceases to own, directly or indirectly, more than 51% of the total voting power and fair market value of the Company's outstanding stock (or ceases to have voting power with respect to such stock), subject to certain exceptions, or (c) the Company within a 12-month period ceases to own more than one half of its gross assets by virtue of one or more bulk transfers of its assets. With respect to options granted during and after August 1995, a "change of control" requiring acceleration of vesting will be deemed to have occurred only if (a) there is a change in the identity of more than half of the members of the Board (excluding redesignation by Fujitsu and/or Sun or any of their respective designees) over any six month period or (b) the Company within a 12-month period ceases to own more than one half of its gross assets (measured at the commencement of such period) by virtue of one or more bulk transfers of its assets.

     In order to encourage retention of employees whose options would vest upon consummation of the Company's initial public offering, in September 1995 the Company issued to such employees additional options to purchase an aggregate of 478,047 shares (generally allocated such that, as of December 1995, each such employee would hold unvested options equal to 10% of his or her aggregate option and option share holdings) with an exercise price of $12.00 per share. Such options vest ratably each month over the four year period commencing December 31, 1995.

     The Board of Directors may terminate, suspend or, subject to certain restrictions, amend the Option Plan at any time.

1995 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

     To provide employees with an opportunity to purchase Common Stock through payroll deductions, the Company established the 1995 Qualified Employee Stock Purchase Plan (the "ESPP") on September 12, 1995, which was approved by Fujitsu as the Company's majority stockholder on October 30, 1995. The ESPP is intended to qualify for preferential tax treatment under Section 423 of the Code. Under the ESPP, the Company's employees, subject to certain restrictions described below, may purchase in the aggregate up to 40,000 shares of Common Stock at less than the fair market value of such shares.

     The ESPP is administered by the Stock Option Committee, which will establish consecutive offering periods under the plan, none of which may exceed twelve months. Each eligible employee who enrolls at the commencement of any such offering period will be given an option to purchase shares during such period at the lesser of 85% of (a) the fair market value on the commencement date of the offering period or (b) the fair market value on the date of exercise. Such purchases will be funded with deductions from such employee's compensation, which may not exceed 10% nor be less than 2% of such employee's compensation during any offering period. Further, no employee may be granted options to purchase more than $25,000 of fair market value of Common Stock during any calendar year.

     A total of 40,000 shares of Common Stock have been reserved for issuance under the ESPP, and, as of July 1, 1996, 4,774 shares of Common Stock have been issued under the ESPP.

     The Company has proposed an amendment and restatement of the ESPP. See "Restatement of 1995 Qualified Employee Stock Purchase Plan."

401(K) PLAN

     Effective January 1, 1989, the Company implemented its 401(k) Plan and Trust (the "401(k) Plan"), pursuant to which each employee of the Company may elect to defer into the 401(k) Plan a percentage of his or her salary, not to exceed certain statutory limits. Each employee is eligible to begin participation in the 401(k) Plan on the first day of the first month coinciding with or following his or her date of hire by the Company. The Company may make discretionary contributions to the 401(k) Plan on behalf of any participating employee in an amount to be determined by the Board. Such discretionary Company contributions are 20% vested after two years of service and continue to vest at a rate of 20% per additional year of service thereafter. Salary deferral contributions are 100% vested when made. As of July 1, 1996, the Company had not made a contribution to the 401(k) Plan for Fiscal 1996.

EMPLOYEE BONUS PROGRAM

     Under the Company's employee bonus program in effect during Fiscal 1996, if during any fiscal quarter the Company's net sales for such quarter equaled or exceeded (a) 110% of the Company's net sales for the immediately preceding fiscal quarter or (b) 115% of the Company's net sales for the corresponding fiscal quarter during the immediately preceding year, then the Company paid to its employees (including all executive officers) aggregate bonuses equal to 3% of the Company's net sales for such quarter, with each individual employee's bonus being equal to his or her pro rata share of the aggregate bonus pool based on the employees' respective compensation received in such quarter. The Board of Directors, acting through the Human Resources Committee, is currently considering various alternatives and additions to the bonus program, although any replacement plan or revisions will likely continue to apply objective, Company-wide performance criteria.

INDEMNIFICATION AGREEMENTS

     The Company has entered into separate indemnification agreements with its current Directors and officers that may require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as Directors or officers. The Company believes that these agreements and its Certificate of Incorporation and Bylaw provisions regarding indemnification of Directors and officers are necessary to attract and retain qualified persons as Directors and officers.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee, which is composed entirely of outside directors, is responsible for making recommendations to the Board regarding annual salaries and other compensation of the officers of the Company, providing assistance and recommendations with respect to the compensation policies and practices of the Company and assisting with the administration of the Company's compensation plans.

     The goals of the Human Resources Committee are to align executive officer compensation with the Company's business performance and objectives, as well as to enable the Company to attract, retain and reward well-qualified executives, which the Human Resources Committee believes is crucial to the Company's long-term success. In support of these goals, the Committee's general approach towards executive compensation is to pay cash salaries commensurate with the executives' experience and expertise and, where relevant, competitive with the salaries paid to executives in the semiconductor industry and workstation systems business in which the Company competes. To ensure competitive pay, the Company from time to time reviews the compensation practices of other leading companies in that industry and business, and believes that its compensation levels fall in the upper-range in them.

     In addition, to further align its executives' compensation with the Company's short- and long-term business strategies, management initiatives and values, the Human Resources Committee may, with the Board's approval, authorize the payment of discretionary bonuses based upon an assessment of each executive's contributions to the Company (although Messrs. Ross, Alsup, Smith and Horner received contractual bonuses in Fiscal 1996 pursuant to the terms of their respective employment agreements, which have since expired in accordance with their terms). While the Committee believes that, in general, discretionary bonuses should be related to Company, business unit and executive performance, specific performance criteria have not been established, although the Committee is in the process of reviewing various alternative bonus arrangements and criteria for use in the future.

     The Company's compensation program consists of both cash- and equity-based compensation, which the Human Resource Committee believes permits the Company to attract, retain and motivate well-qualified executive officers and employees who can enhance stockholder value and manage and timely deliver increasingly successful and complex products to the Company's customers. The components of the Company's compensation program are the following:

  Cash-Based Compensation

     The Human Resources Committee sets base salary guidelines and percentage average annual merit increases on the basis of level of responsibility, prior performance, the Committee's perception of the executive's ability to deliver future performance and other factors. Compensation levels for competitive positions in the Company's industries as well as geographic demographics are considered in making this determination.

     Under the Company's employee bonus program in effect during Fiscal 1996, if during any fiscal quarter the Company's net sales achieved certain established net sales targets, the Company distributed bonuses to all of its employees, including its executive officers, with each individual employee's bonus being equal to his or her pro rata share of the aggregate bonus pool based on the employee's respective wages or salaries received in that quarter. In Fiscal 1996, the Company met these criteria during all quarters. The Committee is currently considering various alternatives and additions to the bonus program, although it anticipates that any replacement plan or revisions will also apply objective, Company-wide performance criteria relative to shareholder value.

  Equity-Based Compensation

     The Human Resources Committee believes that stock ownership by key executives provides a valuable incentive for such executives and helps align executives' and stockholders' interests. To facilitate these objectives, the Company adopted the Stock Option and Restricted Stock Purchase Plan 2.0 (the "Stock Plan"), pursuant to which the Company may grant stock options to executives (as well as other employees and Directors) to purchase up to 5,575,000 shares of the Company's Common Stock. The options become exercisable over a defined period of employment with the Company in order to encourage continued employment with the Company. In addition, under the Stock Plan, the Company may in its discretion grant to eligible participants (in lieu of options) rights to purchase shares of restricted Common Stock. In order to encourage retention of employees (including executive officers) whose options vested in connection with the Company's initial public offering, in September 1995 the Company granted to those employees whose options would become fully vested in connection with the Company's initial public offering additional options to purchase an aggregate of 478,047 shares (generally allocated such that, as of December 1995, each such employee held unvested options equal to 10% of his or her aggregate option and option share holdings), with an exercise price equal to $12.00 per share. The Human Resources Committee makes recommendations to the Stock Option Committee, which administers the Stock Plan, regarding option grants and sales of restricted stock to the Company's executive officers.

     Roger Ross is one of the founders of the Company and has been the Company's chief executive officer since its inception in 1988. Prior to the establishment of the Human Resources Committee in September 1995, Mr. Ross's compensation was set by the entire Board (with Mr. Ross abstaining). In determining Mr. Ross's compensation, the Board evaluated, and the Committee in the future will evaluate, Company and individual performance, compensation paid to the Company's other executive officers and total compensation (including salary, bonus and equity compensation) paid to chief executive officers of comparable semiconductor and systems companies. In Fiscal 1996, Mr. Ross's salary was $264,706, and he received cash bonuses of $299,960 under the terms of his employment agreement and the Company's employee bonus plan. In order to strengthen the link between Mr. Ross's compensation and the Company's growth and profitability, the Company also awards Mr. Ross with compensation in the form of stock options. The Committee believes that the market will reward superior performance by the Company by increasing the value of his (and the other stockholders') equity and will penalize unsatisfactory performance by diminishing or eliminating that value. As of July 1, 1996, Mr. Ross owned 1,600,000 shares of Common Stock, and had options to purchase 177,778 shares (all of which were granted in Fiscal 1996). Accordingly, Mr. Ross has, together with the Company's other stockholders, a substantial stake in the Company's future performance and success.

     Recent changes in the federal tax law include new requirements in order for annual compensation in excess of $1 million payable to the chief executive officer and certain executive officers of the Company to be fully deductible. The Company will not necessarily and in all circumstances limit executive compensation to that deductible under these provisions, which are set forth in
Section 162(m) of the Internal Revenue Code.

The Committee will consider, however, various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other objectives.

                                            HUMAN RESOURCES COMMITTEE

                                            Fred T. May (Chairman)
                                            Yasushi Tajiri
                                            Edward F. Thompson

July 17, 1996

PERFORMANCE GRAPH

     Set forth below is a comparison of the percentage change in total shareholder return of the Company's Common Stock and the returns for the NASDAQ National Market System and the S&P Electronic Index for Semiconductor Companies. The total shareholder return calculation is for the period commencing on November 7, 1995 (the date of the Company's initial public offering of Common Stock) and includes the reinvestment of dividends.

           COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG THE COMPANY,
             S&P ELECTRONIC INDEX FOR SEMICONDUCTOR COMPANIES & THE
                     NASDAQ NATIONAL MARKET SYSTEM INDEX**

      MEASUREMENT PERIOD                                          S & P ELEC-
    (FISCAL YEAR COVERED)           COMPANY         NASDAQ          TRONIC
NOV. 7, 1995                            100.00          100.00          100.00
APRIL 1, 1996                           076.79          104.18          074.61

 * ASSUMES $100 INVESTED ON NOVEMBER 7, 1995 IN COMMON STOCK OF THE COMPANY, S&P ELECTRONIC INDEX FOR SEMICONDUCTOR COMPANIES & THE NASDAQ NATIONAL MARKET SYSTEM INDEX

** TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

     The above graph shows historical stock price performance (including reinvestment of dividends) and is not necessarily indicative of future performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From April 4, 1995 to July 1, 1996, the Company purchased a significant portion of its wafer fabrication needs, in addition to other computer related products, from Fujitsu. Such purchases totaled $44.0 million in the aggregate over such period. From April 4, 1995 to July 1, 1996, the Company sold microprocessor products to Fujitsu and ICL (a subsidiary of Fujitsu) for an aggregate amount of $24.3 million. The Company believes that the above-described purchases from and sales to Fujitsu were on terms comparable to those available from unaffiliated suppliers or purchasers (as the case may be) except that Fujitsu provides more favorable payment terms to the Company (depending on the type of product).

     Sun, which was a beneficial owner of more than five percent of the Company's Common Stock during a portion of Fiscal 1996, is the Company's largest customer and, in Fiscal 1996, the Company had approximately $45.0 million of sales to Sun, including sales pursuant to a letter agreement between the Company and Sun dated December 5, 1995 relating to the "Colorado 3" microprocessor. The terms of such sales were negotiated on an arms-length basis.

     Fujitsu was a guarantor of the Company's obligations under its credit facility but will not continue to so guarantee these obligations following the Company's repayment of outstanding amounts under the facility, which repayment occurred in January 1996.

     In June 1995, the Company obtained a sublicense from Fujitsu to use certain Solaris software distributed by Sun, in exchange for an up-front fee of $72,000 and an annual maintenance fee of $25,000 to be paid in each year beginning in 1996. The Company believes that this fee is lower than that which the Company would be required to pay if such software had been acquired directly from Sun.

     On November 6, 1995, the Company entered into an indemnification agreement with Fujitsu pursuant to which the Company agreed to indemnify Fujitsu against certain liabilities that Fujitsu might incur in connection with the Company's initial public offering of Common Stock, including under the federal securities laws.

     On November 6, 1995, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with Sun pursuant to which the Company sold Sun 1,057,143 shares of the Company's Common Stock for an aggregate purchase price of $13,764,000. The purchase price of $13.02 per share equalled the net price per share received by the Company in its initial public offering of Common Stock. Under the terms of the Purchase Agreement, the Company agreed to indemnify Sun against certain liabilities that Sun might incur in connection with the Company's initial public offering of Common Stock, including under the federal securities laws and Sun agreed to certain "standstill" provisions. Pursuant to the Purchase Agreement, the Company also issued to Sun a warrant to purchase additional shares of the Company's Common Stock at the same per share price, which warrant expired unexercised on May 8, 1996 in accordance with its terms.

     On November 10, 1995, the Company, Fujitsu, Sun and Roger Ross entered into a Shareholders Agreement relating to voting rights and certain other matters. See "Security Ownership of Certain Beneficial Owners and Management."

     On March 26, 1996, the Company consummated the transfer of all of the outstanding capital stock of ROSS Computer Corp. ("RCC"), which was a wholly-owned subsidiary of the Company, to Fujitsu. As consideration for the transfer to Fujitsu of the Company's interest in RCC, Fujitsu transferred to the Company 321,429 shares of the Company's Common Stock. The terms of the transfer were approved by the Independent Committee.

     As described under "Executive Compensation," the Company had employment agreements with certain of its executive officers.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth as of July 1, 1996 information as to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock (for whom addresses are also provided), (ii) each of the Company's Directors, (iii) each Named Officer (other than Mr. Horner and Mr. Beals, who resigned effective June 30, 1996 and June 25, 1996, respectively), and (iv) all executive officers and Directors of the Company as a group. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individual or entity identified or described and is not within the direct knowledge of the Company.

                       NAME AND ADDRESS OF                          SHARES BENEFICIALLY     PERCENT OF
                       BENEFICIAL OWNER(1)                                 OWNED             CLASS(2)
- ------------------------------------------------------------------  -------------------     ----------
Fujitsu Limited(3)................................................       14,078,571            60.2%
  1-1, Kamikodanaka 4-Chome
  Nakahara-ku
  Kawasaki 211-88, Japan
Roger D. Ross(3)(4)...............................................        1,643,541             7.0%
  c/o ROSS Technology, Inc.
  5316 Highway 290 West
  Suite 500
  Austin, TX 78735
Mitchell K. Alsup(5)..............................................          326,667             1.4%
Trevor S. Smith(6)................................................          408,333             1.7%
Glen C. Iaggi(7)..................................................           81,667            *
Joe D. Jones(7)...................................................           81,667            *
Fred T. May(8)....................................................           98,708            *
Edward F. Thompson(9).............................................           12,083            *
Ryusuke Hoshikawa(8)(10)..........................................            2,708            *
Satoshi Imokawa(8)(10)............................................            2,708            *
William J. Raduchel(11)...........................................                0            *
Masahiro Saida(8)(10).............................................            2,708            *
Yasushi Tajiri(8)(10).............................................            2,708            *
Seiichi Yoshikawa(10)(12).........................................            1,458            *
All Directors and Executive.......................................        2,740,197            11.7%
  Officers as a group
  (16 persons)(4)-(12)

- ---------------

  *  Represents beneficial ownership of less than 1% of the Common Stock.

 (1) Address provided for beneficial owners of more than 5% of the Common Stock.

 (2) Applicable percentages of beneficial ownership are based on 23,386,604 shares of Common Stock outstanding as of July 1, 1996. Additionally, where applicable, shares of Common Stock underlying options exercisable by any listed stockholder within 60 days of the date of this Proxy Statement have been deemed to be outstanding and beneficially owned by such stockholder, but only for purposes of determining such stockholder's (and not any other stockholder's) percentage holdings.

 (3) The Company, Fujitsu, Sun and Mr. Ross have entered into a Shareholders Agreement pursuant to which Sun and Mr. Ross have agreed to vote their respective shares of Common Stock in favor of the slate of nominees to the Company's Board of Directors approved by the Board, which slate will include, under certain circumstances, an individual designated by Sun. Pursuant to this agreement, Fujitsu and Mr. Ross (so long as he owns at least 5% of the outstanding shares of the Company's Common Stock) have agreed to vote under certain circumstances for a designee of Sun. Pursuant to this agreement, Fujitsu and Mr. Ross will vote to elect Sun's designee, Mr. Raduchel, to the Company's Board of Directors.

 (4) Includes options exercisable for 33,333 shares of Common Stock which will vest within 60 days of the date of this Proxy Statement. Also includes 10,208 shares beneficially held by Mr. Ross' spouse (including 208 shares purchasable upon exercise of stock options which will vest within 60 days of the date of this Proxy Statement), although Mr. Ross disclaims beneficial ownership of such shares.

 (5) Includes options exercisable for 6,667 shares of Common Stock which will vest within 60 days of the date of this Proxy Statement.

 (6) Includes options exercisable for 8,333 shares of Common Stock which will vest within 60 days of the date of this Proxy Statement.

 (7) Includes options exercisable for 1,667 shares of Common Stock which will vest within 60 days of the date of this Proxy Statement.

 (8) Includes options exercisable for 2,708 shares of Common Stock which will vest within 60 days of the date of this Proxy Statement.

 (9) Includes options exercisable for 7,083 shares of Common Stock which will vest within 60 days of the date of this Proxy Statement.

(10) Beneficial ownership of shares held by Fujitsu is not attributed to Directors who are employees of Fujitsu.

(11) Mr. Raduchel is an employee of Sun. Pursuant to Sun's internal policies, Mr. Raduchel declined to accept a grant of options to purchase shares of Common Stock pursuant to the Company's Stock Option and Restricted Stock Purchase Plan 2.0. In addition, beneficial ownership of shares held by Sun is not attributed to Mr. Raduchel.

(12) Includes options exercisable for 1,458 shares of Common Stock which will vest within 60 days of the date of this Proxy Statement.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Under Section 16(a) of the Exchange Act, the officers and Directors of the Company and certain shareholders beneficially owning more than 10% of the Company's Common Stock ("Ten Percent Shareholders") are required to file with the Securities and Exchange Commission and the Company reports of ownership, and changes in ownership, of Company Common Stock. Based solely on a review of the reports received by it, the Company believes that, during Fiscal 1996, all of its officers and Directors and Ten Percent Shareholders complied with all applicable filing requirements under Section 16(a), except that Messrs. Thompson, Beals and Gutierrez each filed one late report relating to a single acquisition of Common Stock, and David Pulling, a former executive officer of the Company, failed to file two reports with respect to two acquisitions of Common Stock.

      APPROVAL OF THE RESTATED 1995 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

                           (ITEM NO. 2 ON PROXY CARD)

     The Company's stockholders are being asked to approve the restatement of the ESPP (as restated, the "Purchase Plan"). Under the Purchase Plan, the Company's employees, subject to certain restrictions, may purchase in the aggregate up to 40,000 shares of Common Stock at less than the fair market value of such shares. There are currently a total of 35,226 shares of Common Stock available for sale and reserved for issuance under the Purchase Plan.

     The Purchase Plan is intended as an employment incentive and to encourage equity ownership by certain employees of the Company and of certain of its participating subsidiaries (if any) in order to increase their proprietary interest in the Company's success through participation in a payroll deduction-based employee stock purchase plan under Section 423 of the Code. The restatement of the Purchase Plan was approved by the Board on July 17, 1996 and will become effective on August 1, 1996, subject to stockholder approval at the Annual Meeting. The restatement is intended to provide the Plan administrator with more flexibility in structuring the offering periods and purchase intervals in effect under the Purchase Plan, to increase the incentives provided by the Purchase Plan by revising the offering price every six months if the value of the Company's Common Stock declines between Offering Periods, and to make certain other minor changes, including with respect to eligibility standards.

     The following is a summary of the principal features of the Purchase Plan as restated. The summary, however, does not purport to be a complete description of all of the provisions of the Purchase Plan, a copy of which is attached as Annex A to this Proxy Statement and incorporated herein by reference.

PURPOSE

     The Purchase Plan is intended as an employment incentive and to encourage equity ownership by certain employees of the Company and any subsidiary designated by the Board of Directors ("Designated Subsidiaries") in order to increase their proprietary interest in the Company's success.

ADMINISTRATION

     The Purchase Plan will be administered by the Stock Option Committee or such other committee of the Board as the Board may designate from time to time to administer the Purchase Plan (the "Committee"). All questions and interpretations of the Purchase Plan are determined by the Committee and its determinations are final and conclusive. Members of the Board of Directors who are eligible employees are entitled to participate in the Purchase Plan.

ELIGIBILITY

     Any person who is customarily employed by the Company or a Designated Subsidiary for at least twenty hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan, provided that the employee has been employed by the Company or a Designated Subsidiary for at least one year immediately prior to the commencement of an offering period and subject to certain limitations imposed by Section 423(b) of the Code. In addition, under the Purchase Plan, as restated, after July 31, 1996 no employee will be eligible to participate in the Purchase Plan if as of any offering date such employee is subject to the restrictions imposed under Section 16(b) of the Securities Exchange Act, such employee is a highly compensated employee within the meaning of Section 414 of the Code and such employee is otherwise entitled to participate in an employee stock purchase plan established by the Company which is not qualified under Section 423 of the Code. As of July 15, 1996, approximately 139 employees were eligible to participate in the Purchase Plan.

OFFERING DATES

     The Purchase Plan, as restated, provides for 24-month offering periods, beginning every six months, with exercise dates at the end of each six-month period, at which time payroll deductions are used to purchase the Company's Common Stock. The first 24-month period will commence on August 1, 1996. Subject to certain limitations, the Committee may change the duration of the offering periods without stockholder approval, provided that the change is announced at least 15 days prior to the beginning of the first offering period to be affected. As originally adopted, the Purchase Plan established consecutive offering periods, none of which could exceed 12 months.

PARTICIPATION IN THE PLAN

     Eligible employees become participants in the Purchase Plan by delivering to the Committee an election to participate authorizing payroll deductions over the following offering period. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering period may not participate in the Purchase Plan until the commencement of the next offering period.

PURCHASE PRICE

     The purchase price of shares of Common Stock sold under the Purchase Plan is the lower of 85% of the fair market value of a share of Common Stock on the date of commencement of the offering period or 85% of the fair market value of a share of Common Stock on the day prior to the last day of the six-month exercise period. As long as the Common Stock is traded on the NASDAQ National Market System and does not trade on a national securities exchange, the fair market value shall be the closing sales price of the Common Stock as of such date.

PAYMENT OF PURCHASE PRICE

     The purchase price of the shares is accumulated through payroll deductions during the offering period. The deductions may not be less than 2% or more than 10% of a participant's eligible compensation, which is defined in the Purchase Plan to include the regular straight time salary or earnings (and, in the case of sales persons, sales commissions) during the offering period, as well as, unless otherwise specified by the Committee, any payments for overtime, shift premiums, incentive compensation, bonuses and commissions. A participant may discontinue his or her participation in the Purchase Plan and, subject to such rules as the Committee may establish, may change the rate of payroll deductions at any time during the offering period, provided that no more than one such change may be made during any six-month exercise period and no more than two such changes may be made during any offering period. Payroll deductions begin on the first payday following the offering date and continue at the same rate until the end of the offering period unless changed or terminated as provided in the Purchase Plan.

     All payroll deductions are credited to the participant's account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

PURCHASE OF STOCK; EXERCISE OF OPTIONS

     At the beginning of each offering period, by executing a subscription agreement to participate in an offering under the Purchase Plan, the participant is in effect given an option which may or may not be exercised during each six-month exercise period during the offering period. The maximum number of shares of Common Stock available to a participant in an offering is determined by dividing $100,000 by the fair market value of a share of Common Stock at the beginning of the offering period. If the number of shares that would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the Purchase Plan, the Company shall make a pro rata allocation of the shares remaining in as uniform a manner as practicable and as it shall determine to be equitable. Unless the participant's participation is discontinued, each participant's option for the purchase of shares will be exercised automatically at the end of the exercise period for the maximum number of shares at the applicable price. See "Withdrawal" and "Termination of Employment."

     Notwithstanding the foregoing, no employee will be eligible to subscribe for shares of Common Stock pursuant to the Purchase Plan if, immediately after the grant of such option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company (including stock which may be purchased under the Plan or pursuant to any other options), nor shall any employee be granted an option which would permit the employee to purchase more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

OFFERING PERIOD ROLL-OVER

     Under the Purchase Plan, as restated, if the fair market value of the Company's common stock is lower at the end of any six-month exercise period than it was at the beginning of the offering period, a new offering period will commence on the day after that exercise date and all participants will be automatically re-enrolled in a new 24-month offering period, unless a participant objects by written statement prior to the occurrence of such re-enrollment. The Purchase Plan, as originally adopted, did not include a similar provision.

WITHDRAWAL

     A participant may terminate participation in a given offering period in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month exercise period. Any withdrawal by a participant of accumulated payroll deductions for a given offering period automatically terminates the participant's interest in the offering. An employee's failure to maintain any of the requirements necessary for participation in the Purchase Plan during an offering period will be deemed to be a withdrawal from that offering. A participant's withdrawal from an offering will not affect such participant's participation in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Termination of a participant's employment for any reason, including retirement or death, prior to the end of the offering period immediately cancels the employee's participation in the Purchase Plan. In such event, the payroll deductions credited to the participant's account will be returned to such participant, or, in the case of the participant's death, to the participant's beneficiary, unless the beneficiary elects prior to the exercise date to exercise the participant's option.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     If any change is made in the Company's capitalization, such as a stock dividend or stock split, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Committee in the shares subject to the Purchase Plan and in the purchase price per share for each option.

AMENDMENT AND TERMINATION OF THE PLAN

     The Committee may from time to time alter, amend, suspend, or discontinue the Purchase Plan or alter or amend any and all agreements granted under the Purchase Plan to the extent permitted by law. However, no such action of the Committee may, without the approval of the Board of Directors and the Company's stockholders, alter the provisions of the Purchase Plan so as to (i) increase the maximum number of shares that may be issued pursuant to all offerings under the Purchase Plan or the maximum number of shares that each employee may purchase pursuant to the exercise of an option in an offering; (ii) extend the term of the Purchase Plan beyond August 31, 2005 or the maximum term of agreements entered into under the Purchase Plan or the maximum term of offering periods beyond twenty-seven months; (iii) decrease the minimum purchase price under the Purchase Plan; or (iv) otherwise materially increase the benefits accruing to Purchase Plan participants or materially modify the requirements as to eligibility for participation in the Purchase Plan.

TAX INFORMATION

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant and no compensation deduction is available to the Company at the time of grant of an option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the date of option grant and more than one year from the date the shares are purchased, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the option price, or (b) 15% of the fair market value of the shares at the time the option was granted, will be treated as ordinary income, and any further gain will be treated as long-term capital gain. No compensation deduction will be available to the Company in such circumstances. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the option price will be treated as ordinary income in the year of disposition and will generally be allowed as a compensation deduction to the Company. Any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period, and no deduction will be available to the Company for such further gain or loss. Different rules may apply with respect to participants subject to Section 16(b) of the Exchange Act.

     The excess of the fair market value of the shares purchased pursuant to the Purchase Plan over the option price may give rise at the time of exercise to alternative minimum taxable income subject to the alternative minimum tax for the participant.

     Section 162(m) of the Code bars the deduction of compensation in excess of $1 million per year paid to certain of the Company's employees that is not performance-based compensation within the meaning of that provision. Shares obtained pursuant to the Purchase Plan will not be treated as performance-based compensation. Accordingly, a disposition of such shares by an employee whose compensation is subject to Section 162(m) may not be deductible to the Company.

     The preceding discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Purchase Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations. In addition, the tax consequences to a particular participant may be affected by matters not discussed above.

     Affirmative votes representing a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be required to approve this proposal. Abstentions will count as a vote against this proposal because they will be counted as present at the meeting and entitled to vote on this proposal. However, broker non-votes will not be so considered and thus will not affect the determination as to whether the requisite majority has been obtained with respect to this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RESTATEMENT OF THE PURCHASE PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of KPMG Peat Marwick LLP ("KPMG") has served as the Company's independent certified public accountants for Fiscal 1996. Representatives of KPMG are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make any statements they desire. The Company is in the process of selecting its independent accountants for the fiscal year ending March 31, 1997.

                                     OTHER

     The Company does not know of any other business to be presented to the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Stockholders who wish to present proposals for action, or to nominate Directors, at the next annual meeting of stockholders of the Company (that is, the next annual meeting following the Annual Meeting that is now scheduled to be held on August 13, 1996) must give written notice thereof to the Secretary of the Company at the address set forth on the cover page of this Proxy Statement not less than sixty days in advance of such meeting or, if later, the tenth day following the first public announcement of such meeting. Such written notice must contain the information required by Section 2.14 of Article II of the Company's Bylaws.

     In order to be eligible for inclusion in the Company's proxy statement and proxy card for the next annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than March 21, 1997. However, in order for such stockholder proposals to be eligible to be brought before the stockholders at the next annual meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by Section 2.14 of Article II of the Company's Bylaws, as referenced in the preceding paragraph. Stockholder nominations of Directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company's proxy statement.

                                 ANNUAL REPORT

     The Company is delivering with this Proxy Statement a copy of its Annual Report to Stockholders for Fiscal 1996. However, it is not intended that the Annual Report to Stockholders be a part of this Proxy Statement or a solicitation of proxies.

                                            By Order of the Board Directors

                                            /s/ ROGER D. ROSS
                                            Roger D. Ross
                                            Chairman of the Board, President
                                            and Chief Executive Officer

Austin, Texas
July 19, 1996

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY BY (1) A LATER DATED PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING IS ON AUGUST 13, 1996. PLEASE RETURN YOUR PROXY IN TIME.

                                                                         ANNEX A

                             ROSS TECHNOLOGY, INC.
              RESTATED 1995 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

     THE ROSS TECHNOLOGY, INC. 1995 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN is hereby restated in its entirety as of August 1, 1996, as follows:

1. DEFINITIONS.

     (a) "Beneficiary" means the beneficiary, executor, administrator, or personal representative selected by an Employee or determined by the Company in accordance with the procedures set forth in Paragraph 9(b) below.

     (b) "Board" means the Board of Directors of ROSS Technology, Inc.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the Stock Option Committee of the Board or such other committee of the Board as the Board may designate from time to time to administer the Plan.

     (e) "Common Stock" means the Common Stock, no par value, of ROSS Technology, Inc.

     (f) "Company" means ROSS Technology, Inc., a Delaware corporation.

     (g) "Compensation" means all total regular compensation (consisting of regular fixed basic salary, straight time earnings and, in the case of salespersons, sales commissions). In addition, unless otherwise specified by the Committee with respect to all participants, "Compensation" shall include all cash payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions.

     (h) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     (i) "Eligible Employee" means an individual who satisfies the requirements set forth in Paragraph 3.

     (j) "Exercise Date" shall mean the date occurring one day prior to the last day of the sixth, twelfth, eighteenth and twenty-fourth months after the Offering Date of each Offering Period.

     (k) "Exercise Period" shall mean a period commencing on an Offering Date or on the day after an Exercise Date and terminating one (1) day prior to the date six (6) months later.

     (l) "Fair Market Value" as of any given date means (i) the average of the highest and the lowest sale prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, or (ii) if such Common Stock is not traded on any such exchange, the closing sales price of the Common Stock on the NASDAQ National Market System, or (iii) if the Common Stock is not traded on any such exchange or the NASDAQ National Market System, the average of the last bid and asked prices of the Common Stock in the "over the counter" market, or (iv) if the Common Stock is not publicly traded as of such date, the fair market value of a share of Common Stock as determined by the Committee with reference to the most recent sale price of the Common Stock, the earnings history, book value, prospects of the Company in light of market conditions generally and such other factors as the Committee may deem appropriate to reflect the fair market value thereof.

     (m) "Offering Date" shall mean the first day of each Offering Period of the Plan.

     (n) "Offering Period" shall mean a period of twenty-four (24) months consisting of four (4) six-month Exercise Periods during which options granted pursuant to the Plan may be exercised.

     (o) "Plan" means this 1995 Qualified Employee Stock Purchase Plan.

     (p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

2. PURPOSE.

     This 1995 Qualified Employee Stock Purchase Plan is intended as an employment incentive and to encourage equity ownership by certain employees of the Company and of certain of its Designated Subsidiaries in order to increase their proprietary interest in the Company's success. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit the participation in a manner consistent with the requirements of the Code.

3. ELIGIBILITY.

     (a) Requirements. The individuals eligible to participate in the Plan shall be the employees (including officers) of the Company or of a participating Designated Subsidiary who, immediately prior to the commencement of an Offering Period hereunder:

          (i) Have entered into an Employee Subscription Agreement with the Company governing participation in the Plan in a form approved by the Committee and substantially similar to Exhibit 1 hereto;

          (ii) Have been employed by the Company or a Designated Subsidiary for at least one (1) year (regardless of whether such Designated Subsidiary was a Designated Subsidiary during the entire one-year period);

          (iii) Are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours per week;

          (iv) Are customarily employed by the Company or a Designated Subsidiary for more than five (5) months per calendar year; and

          (v) Have executed and delivered to the Company (if requested by the Committee) an Investment Representation Letter in a form approved by the Committee and substantially similar to Exhibit 2 hereto.

     (b) Limitations on Eligibility.

          (i) No employee will be eligible to participate in the Plan if, immediately after the grant of an option under the Plan, such employee would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For this purpose, the rules promulgated under Section 425(d) of the Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding agreements shall be treated as stock owned by the employee.

          (ii) After July 31, 1996, no employee will be eligible to participate in the Plan if as of any Offering Date such employee is subject to the restrictions imposed under Section 16(b) of the Securities Exchange Act, such employee is a highly compensated employee within the meaning of
     Section 414 of the Code and such employee is otherwise entitled to participate in an employee stock purchase plan established by the Company which is not qualified under Section 423 of the Code.

     (c) Determination of One-Year Employment. For purposes of determining whether or not an employee of the Company or a Designated Subsidiary has met the one-year employment requirement set forth above:

          (i) Employment by an entity all or substantially all of the assets of which have been acquired by or which have been merged into the Company or a Designated Subsidiary shall be considered as employment by the Company or a Designated Subsidiary; and

          (ii) Employment by any other entity which the Committee designates, under nondiscriminatory rules uniformly applied to similarly situated persons, shall be deemed to be employment by the Company or a Designated Subsidiary.

4. PARTICIPATION AND PAYROLL DEDUCTIONS.

     (a) Election To Participate. Each Eligible Employee may participate in the Plan with respect to an Offering Period by filing with the Committee or its designee, prior to the commencement of that Offering Period, an Election to Participate form authorizing specified regular payroll deductions over the following Offering Period. A participant's Election to Participate shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in Paragraph 6. Subject to such rules as the Committee may establish, a participant may also change the percentage of payroll deductions during the Offering Period by filing a new Election to Participate form prior to the end of the Offering Period. A subsequent Election to Participate form received by the Company shall be made effective as soon as practicable by the Company, but there can be no guaranty that any Election to Participate will be given effect with respect to the immediately following payroll period. No Election to Participate form increasing or decreasing payroll deduction levels for an Offering Period will affect previously deducted amounts, and no such amended Election to Participate forms may be filed more than one (1) time during any six-month Offering Period or two (2) times during any twelve-month Offering Period or more often than as designated by the Committee with respect to an Offering Period of any other duration.

     (b) Amount of Payroll Deductions. Participants may authorize payroll deductions in amounts from two percent (2%) to ten percent (10%) of the participant's Compensation. The aggregate of such payroll deductions during any Offering Period shall not exceed ten percent (10%) of a participant's aggregate Compensation during such Offering Period.

     (c) Timing of Payroll Deductions. Payroll deductions shall be made regularly and in equal percentages of Compensation earned during each payroll period commencing with the first payroll period following the Offering Date.

     (d) Payroll Deduction Accounts. Each account for the accumulation of payroll deductions shall be in the name of the participant. Contributions into such account for the purchase of shares under the Plan shall be made only from payroll deductions. Statements of account will be given to participant promptly following any Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any. Such accounts shall be record-keeping entries only, and no funds will be separately deposited into a trust fund or otherwise segregated from the general funds of the Company or a Designated Subsidiary. No interest shall be payable in respect of payroll deduction accounts or shares of Common Stock pending issuance or repayment. As provided in Paragraph 6(a), a participant may at any time withdraw from the account the balance of his payroll deductions not theretofore invested and thereby cease to be a participating Employee in the Plan for the current Offering Period.

5. OPERATION OF THE PLAN.

     (a) Offering Periods. The Plan shall be implemented by consecutive Offering Periods beginning every six months. The Committee shall distribute to each Eligible Employee a Notice of Offering. Such Notice of Offering shall set forth the first and last days of each Offering Period. The Plan shall continue thereafter until terminated in accordance with Paragraph 10 hereof. Subject to the requirements of Paragraph 10, the Committee shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. For all purposes of the Plan, the "grant date" of each Offering Period shall be deemed to be the Offering Date.

     (b) Grant of Options. On the Offering Date of each Offering Period, each participant shall be granted an option to purchase on the Exercise Date of such Offering Period such number of whole shares of the Company's Common Stock equal to the participant's payroll deductions accumulated prior to such Exercise

Date and retained in the participant's account as of such Exercise Date divided by the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on the Exercise Date; provided, however, that the maximum number of shares an employee may purchase during each Offering Period shall be determined at the Offering Date by dividing One Hundred Thousand Dollars ($100,000) by the fair market value of a share of the Company's Company Stock on the Offering Date and provided, further, that such purchase shall be subject to the limitations set forth in Paragraphs 3(b), 5(d) and 7(a) hereof.

     (c) Price per Share. The exercise price per share of the shares offered in a given Offering Period shall be the lower of: (i) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock of the Company on the Offering Date; or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock of the Company on the Exercise Date.

     (d) Limitation on Option Grants. No Eligible Employee will be granted an option if such option would permit the Eligible Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of Fair Market Value of such stock, determined at the time such option is granted, for each calendar year in which such option is outstanding at any time. Any offering to an Eligible Employee which causes such total to exceed Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (determined at the date of such agreement) shall be null and void as to that Employee to the extent of such excess.

     (e) Exercise Date. Unless a participant withdraws from the Plan as provided in Paragraph 6(a), such participant's option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period. The number of shares that will be purchased pursuant to the participant's option will be the number of whole shares determined by dividing the amount of a participant's accumulated payroll deductions not theretofore invested by the exercise price as determined in Paragraph 5(c). No fractional shares will be purchased. Any amount remaining in the participant's account after an Exercise Date shall be held in the account until the Exercise Date of the following Offering Period, unless such following Offering Period has been oversubscribed or has terminated prior to its Exercise Date, in which case such amount shall be refunded to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

     (f) Distribution of Shares. As soon as reasonably practicable following each Exercise Date, the Committee or its designee will take such steps as may be necessary to cause the issuance of share certificates representing the Common Stock purchased for the account of each participant as of such Exercise Date in the name of such participant. Shares to satisfy purchases pursuant to the Plan will be newly issued shares of authorized but unissued Common Stock.

     (g) Automatic Transfer to Low Price Offering Period. In the event that the fair market value of the Company's Common Stock is lower on an Exercise Date than it was on the first Offering Date for that Offering Period, all employees participating in the Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date. A participant may elect to remain in the previous Offering Period by filing a written statement declaring such election with the Company prior to the time of the automatic change to the new Offering Period.

6. WITHDRAWAL, DEATH AND TERMINATION OF EMPLOYMENT.

     (a) Withdrawals. A participant may at any time prior to the Exercise Date with respect to any Offering Period withdraw from his or her account all, but not less than all, of the accumulated payroll deductions in such account. Such a withdrawal shall be effected by filing a Withdrawal form in the form specified by the Committee and shall terminate the participation by that Eligible Employee in the Plan for that Offering Period. Withdrawal of funds from an account during an Offering Period shall not affect an Eligible Employee's right to participate in the Plan in future Offering Periods or in any other similar plans which may hereafter be adopted by the Company.

     (b) Retirement and Termination of Employment. In the event of a participant's retirement, termination of employment (otherwise than on account of death) or failure to satisfy the requirements to be an eligible Employee under Paragraph 3, the cash amounts credited to the name of such participant not theretofore invested shall be refunded to the participant without interest and such participant's option will be automatically terminated.

     (c) Death of Employee. In the event of the death of a participant, such participant's account shall be distributed to his or her Beneficiary, unless such Beneficiary elects to exercise the participant's option as provided in Paragraph 9(a) below.

     (d) Termination of Plan. In the event of termination of the Plan, the cash amounts credited to the name of each participant not theretofore invested shall be refunded to each participant without interest.

7. STOCK.

     (a) Available Number of Shares. The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be forty thousand (40,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 7(e). If the total number of shares which would otherwise be subject to options granted pursuant to Paragraph 5 hereof on the Exercise Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Eligible Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

     (b) Undersubscription. In the event that any subscription agreement entered into under the Plan for any reason expires or is terminated, or less than all offered shares are purchased in an offering, any unpurchased shares of Common Stock may again be subject to offerings made under the Plan.

     (c) Rights as Stockholder. An Eligible Employee who participates in an offering under the Plan shall have no rights as a stockholder with respect to shares covered by such offering until the date that such participant's option has been exercised and the corresponding purchased shares are registered of record in the name of the participant. No adjustment will be made for dividends or other rights for which the record date is prior to such date. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

     (d) Compliance with Securities Laws. No shares issuable pursuant to this Agreement shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any principal securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. Without limiting the foregoing, unless and until the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, participants will purchase all shares of stock to be issued under the Plan for investment and not for resale or for distribution and upon each issuance of shares each participant shall, upon the request of the Company, furnish evidence to that effect in form and substance satisfactory to the Company. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock issued under the Plan indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify its Transfer Agent, and may take such other action as it deems necessary or advisable to comply with any other regulatory or governmental requirements.

     (e) Recapitalization. The aggregate number of shares of Common Stock which may be covered by options offered under the Plan, the number of shares covered by each option, and the price per share of the exercise of such option in each offering shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make proportional adjustments in the terms of an offering in its sole discretion if an increase or decrease in the number of issued shares results from events other than those described in the preceding sentence.

     (f) Merger or Consolidation. If the Company shall at any time merge with another corporation and the Company is the surviving entity, the holder of each option to purchase one share of Common Stock then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such option, in lieu of Common Stock, the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board shall take such steps in connection with such merger as the Board shall deem necessary to assure that the provisions of Paragraph 7 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such options might thereafter be entitled to receive thereunder. In the event of a merger in which the Company is not the surviving entity or in the event of a consolidation, the Plan shall terminate, and all payroll deductions credited to participants' accounts shall be returned to them, without interest. A sale of all or substantially all the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

8. ADMINISTRATION.

     The Plan will be administered by the Committee. The Committee may (but is under no obligation to) in its sole discretion determine, from time to time, that the Company shall make an offering of options to purchase Common Stock to all Eligible Employees. The Committee may also, in its sole discretion but subject to the express provisions of the Plan:

          (a) Determine the form and provisions of the Employee Subscription Agreements to be entered into hereunder to govern the terms of each offering;

          (b) Determine which Designated Subsidiaries shall participate in the Plan;

          (c) Decide questions which may arise with respect to the interpretation, construction or application of the Plan or any stock purchase agreement;

          (d) Prescribe, amend and rescind rules and regulations relating to the Plan; and

          (e) Establish Offering Periods and set maximum participation levels (expressed as a uniform percentage of Eligible Employees' Compensation, which percentage shall not exceed ten percent (10%) with respect thereto).

     Any interpretation and construction by the Committee of any Plan provision or any agreement entered into under the Plan, or determination by the Committee pursuant to any Plan provision or any agreement entered into under the Plan, shall be final and conclusive. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Company's Restated Articles of Incorporation and Bylaws, as they may be amended from time to time.

9. TRANSFERABILITY.

     (a) Assignability of Option. No option under the Plan shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of any participant, the shares that may be acquired pursuant to an offering may be purchased only by such participant. Upon termination of a participant's employment because of his death, such participant's Beneficiary, as determined in accordance with Paragraph 9(b), shall have the right to elect, by written notice given to the Committee on a form provided by the Committee for such purpose, prior to the Exercise Date either:

          (i) To withdraw all of the uninvested payroll deductions credited to the participant's account under the Plan; or

          (ii) To exercise the participant's option on the Exercise Date next following the date of the participant's death for the purchase of the number of full shares of Common Stock which the accumu-lated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable purchase price, and any excess in such account will be returned without interest to said Beneficiary.

     In the event that no such written notice of election shall be duly received by the Company prior to the Offering Date, the Beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's death and the same will be paid promptly to the said Beneficiary.

     (b) Designation of Beneficiary. A participant may file a written designation of Beneficiary to enjoy the rights hereinbefore described. Such designation of Beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a Beneficiary validly designated under the Plan who is living at the time of such participant's death, the Beneficiary shall be the participant's surviving spouse or, if no such spouse shall survive the employee, the Beneficiary shall be executor or administrator of the estate of the participant, and if no such executor or administrator is appointed within one (1) year of the employee's death, the rights of the employee and any Beneficiary hereunder shall terminate.

     (c) Prohibition on Assignment of Funds in Account. Funds in a participant's account established pursuant to Paragraph 4 may not be voluntarily or involuntarily assigned, transferred, hypothecated, or encumbered by such participant. Any such attempt at assignment, transfer, hypothecation, or encumbrance shall, except to the extent that applicable state or federal law requires a contrary result, be void and shall not be recognized by the Committee or the Company. Any such attempted assignment, transfer, hypothecation, or encumbrance, in addition, shall result in a termination of the participant's participation in the Plan for the corresponding Offering Period and, to the extent indicated by the Committee, future Offering Periods.

10. AMENDMENT OR TERMINATION.

     The Committee may from time to time alter, amend, suspend, or discontinue the Plan or alter or amend any and all agreements granted under the Plan to the extent permitted by law. However, no such action of the Committee may, without the approval of the Board and the stockholders, alter the provisions of the Plan so as to:

          (a) Increase the maximum number of shares that may be issued pursuant to all offerings under the Plan or the maximum number of shares that each Employee may purchase pursuant to the exercise of an option in an offering;

          (b) Extend the term of the Plan beyond August 31, 2005 or the maximum term of agreements entered into under the Plan or the maximum term of Offering Periods beyond twenty-seven (27) months;

          (c) Decrease the minimum purchase price specified in Paragraph 5(c) hereof; or

          (d) Otherwise materially increase the benefits accruing to Plan participants or materially modify the requirements as to eligibility for participation in the Plan.

11. MISCELLANEOUS.

     (a) Notices. All notices or other communications by an Eligible Employee to the Committee or Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     (b) Term of Plan. The effective date of this Plan is August 11, 1995, and the effective date of the Restatement of this Plan is August 1, 1996, subject to its approval by the stockholders of the Company within one year thereafter. No Offering Period under the Plan shall continue after August 11, 2005.

     (c) Withholding. Any amounts to be paid or shares to be delivered by the Company under the Plan shall be reduced by or conditioned upon the payment of any sums required by law to be withheld by the Company.

     (d) Governing Law. This Plan and all agreements entered into under this Plan shall be construed in accordance with the applicable provisions of the Code and the Regulations thereunder, and, to the extent such provisions are not applicable, governed by the laws of the State of Delaware.

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                                    PROXY

                                 COMMON STOCK


                            ROSS TECHNOLOGY, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD AUGUST 13, 1996


        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of ROSS Technology, Inc. (the "Company") dated July 19, 1996 and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints Roger D. Ross or, in his absence, David A. Zeleniak, with full power of substitution in each, as attorneys and proxies of the undersigned.

        Said proxies are hereby given authority to vote all shares of common stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on August 13, 1996 at the Omni Hotel, 700 San Jacinto Boulevard, Austin, Texas 78701, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Annual Meeting") on behalf of the undersigned on the following matters and in the manner designated on the reverse side:

                    (PLEASE DATE AND SIGN ON REVERSE SIDE)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE



               FOR all of the nominees        WITHHOLD authority
              listed at right (except as        to vote for all
             withheld in the space below)   nominees listed at right

1.    Election of
      Eight (8)          [ ]                          [ ]
      Directors:


                   NOMINEES:     RYUSUKE HOSHIKAWA
                                 FRED T. MAY
                                 WILLIAM J. REDUCHEL
                                 ROGER D. ROSS
                                 MASAHIRO SAIDA
                                 YASUSHI TAJIRI
                                 EDWARD F. THOMPSON
                                 SEIICHI YOSHIKAWA

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided:

- --------------------------------------------------------------------------------

2.     Approval of the Company's Restated 1995 Qualified Employee Stock
       Purchase Plan.


                   FOR           AGAINST            ABSTAIN
                   [ ]             [ ]                [ ]


3. In their discretion, the proxies are authorized to vote on such other matters as may come before the Annual Meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE AS DIRECTORS OF THE COMPANY AND FOR THE APPROVAL OF THE COMPANY'S RESTATED 1995 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN.

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED, POSTAGE PAID ENVELOPE.

Signature_________________________ _________________________ Dated:_______, 1996
                                   SIGNATURE IF HELD JOINTLY

NOTE: Please date and sign exactly as your name(s) appear on this proxy card.
      If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

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